UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

Code Rebel Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37377	46-4825060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Ho’okele Street, Suite 102, Kahului, HI		96732
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 871-6496

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
Code Rebel Corporation (the “Company”)
May 26, 2015

Item 8.01.	Other Events.

Following the completion of the Company’s initial public offering of 1,000,983 shares of common stock on May 19, 2015 (the “IPO”), the Company currently has a total of 12,682,714 outstanding shares of common stock.  The shares of the Company have been assigned CUSIP number 19200J106.  The total number of outstanding shares includes 1,681,731 shares of common stock issued automatically at the closing upon conversion of the Company’s previously outstanding 6% promissory notes. The Company currently has minimal outstanding indebtedness.

The remainder of the Company’s outstanding shares are held by founders and other early backers of the Company prior to the IPO.  Arben Kryeziu, the Company’s Chairman and Chief Executive Officer, currently holds 1,800,000 shares of the Company’s common stock, representing approximately 14.2% of the Company’s outstanding shares, and Volodymyr Bykov, the Company’s Vice President and Chief Technology Officer, currently holds 1,500,000 shares of the Company’s common stock, representing approximately 11.8% of the Company’s outstanding shares.  The shares held by Messrs. Kryeziu and Bykov are subject to a lock-up agreement until November 7, 2015.

This Form 8-K is being provided to clarify the number of shares of the Company’s outstanding common stock which has been reported with slightly different numbers since the closing of the IPO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2015	CODE REBEL CORPORATION

	By:	/s/ Arben Kryeziu
		Name:	Arben Kryeziu
		Title:	Chairman and Chief Executive Officer